Exhibit 1.1

REGIONS FINANCING TRUST III

$300,000,000

8.875% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed by

REGIONS FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

April 25, 2008

MORGAN STANLEY & CO. INCORPORATED

MORGAN KEEGAN & COMPANY, INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representatives of the Several Underwriters

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs:

1. Introductory. Regions Financing Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), and Regions Financial Corporation, a Delaware corporation (the “Guarantor”), as depositor of the Trust and as Guarantor under the Guarantee Agreement referred to herein, agree with the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the several Underwriters 12,000,000 of the Trust’s 8.875% Trust Preferred Securities, liquidation amount $25 per security (the “Firm Trust Preferred Securities”) and, at the election of the Underwriters, up to 1,800,000 additional Trust Preferred Securities (the “Optional Trust Preferred Securities”) (the Firm Trust Preferred Securities and the Optional Trust Preferred Securities which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Trust Preferred Securities”). The proceeds of the sale of the Trust Preferred Securities and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $300,010,000 principal amount of the Guarantor’s 8.875% Junior Subordinated Notes due 2078 (the “Junior Subordinated Notes” and, together with the Trust Preferred Securities and the associated Guarantee, the “Securities”), to be issued pursuant to the indenture for subordinated debt securities between the Guarantor and Deutsche Bank Trust Company Americas (the “Indenture Trustee,” and such Junior Subordinated Indenture, the “Base Indenture”), as amended and supplemented by a fourth supplemental indenture between the Guarantor and the Indenture Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be entered into at or before the Closing Date. If the Underwriters elect to purchase any Optional Trust Preferred Securities, the proceeds thereof are to be invested in additional Junior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of such Optional Trust Preferred Securities.

Capitalized terms used herein and not otherwise defined but that are defined in the Declaration of Trust (as defined in Section 2(a)(8)) have the meanings specified in the Declaration of Trust.

2. Representations and Warranties. (a) Each of the Guarantor and the Trust jointly and severally represents and warrants as of the Applicable Time, the Firm Closing Date and the Optional Closing Date, as the case may be, to, and agrees with, the several Underwriters that:

(1) Filing and Effectiveness of Registration Statement; Certain Defined Terms. A registration statement on Form S-3 (No. 333-142839), and a post-effective amendment thereto, including a related prospectus or prospectuses, covering the registration of the Securities, has been filed with the Commission under the Act and has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:20 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Firm Closing Date” has the meaning defined in Section 3 hereof.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Trust’s and the Guarantor’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Optional Closing Date” has the meaning defined in Section 3 hereof.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(2) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(3) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Guarantor was a “well known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Trust Preferred Securities remain unsold by the Underwriters, the Guarantor will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Guarantor is no longer eligible to file an automatic shelf registration statement, the Guarantor will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Trust Preferred Securities remain unsold by the Underwriters the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Trust Preferred Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Guarantor has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(4) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Trust, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Trust Preferred Securities and (ii) at the date of this Agreement, neither the Trust nor the Guarantor was, and neither is, an “ineligible issuer,” as defined in Rule 405.

(5) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary

prospectus supplement, dated April     , 2008, including the base prospectus, dated May 11, 2007 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(6) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Trust Preferred Securities or until any earlier date that the Guarantor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Guarantor has promptly notified or will promptly notify the Representatives and (ii) the Guarantor has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(7) Good Standing of the Trust. The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and, at the Firm Closing Date and the Optional Closing Date, will have the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement, General Disclosure Package and the Final Prospectus and to execute and deliver and perform its obligations under the Expense Agreement.

(8) Declaration of Trust. The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Declaration of Trust in substantially the form previously provided to you and to be entered into at or before the Firm Closing Date among the Guarantor, as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Declaration of Trust, the “Declaration of Trust”) and described in the General Disclosure Package and the Final Prospectus; the Trust is not, and at each Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Declaration of Trust and the Expense Agreement; and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Expense Agreement and described in the General Disclosure Package and the Final Prospectus.

(9) Authorization of Trust Preferred Securities. At the Firm Closing Date, the Firm Trust Preferred Securities, and Optional Closing Date, the Optional Trust Preferred Securities, will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration of Trust and the Firm Trust Preferred Securities or the Optional Trust Preferred Securities, as the case may be, will conform in all material respects to the description thereof in the General Disclosure Package and the Final Prospectus.

(10) Authorization of Trust Common Securities. At the Firm Closing Date and the Optional Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Declaration of Trust and will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at each Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the Trust Preferred Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

(11) Limitation of Liability. The holders of the Trust Preferred Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(12) Trust Transaction Agreements. At the Firm Closing Date, the Expense Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.

(13) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Trust.

(14) Absence of Defaults and Conflicts Resulting From Transaction. At the Firm Closing Date and the Optional Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Trust Preferred Securities, the Trust Common Securities and the Expense Agreement, and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Trust Preferred Securities and the Trust Common Securities in accordance with the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, and the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries or the Trust is a party or by which the Guarantor or any of its subsidiaries or the Trust is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries or the Trust is subject; (ii) result in any violation of the provisions of the Declaration of Trust, the Restated Certificate of Incorporation, as amended, or By-laws of the Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its Significant Subsidiaries (as defined herein) or the Trust or any of their properties, which conflict, violation or breach or default in the case of clauses (i) and (iii) above, either individually or in the aggregate along with all other violations and defaults referred to in this paragraph (14) reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the issue and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust in accordance with the terms of the Declaration of Trust, the purchase by the Trust of the Junior Subordinated Notes, or the execution, delivery or performance by the Trust of the Expense Agreement or the consummation by the Trust of the transactions contemplated thereby, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

(15) Investment Company Act. The Trust is not, and after giving effect to the offering and sale of the Trust Preferred Securities will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b) The Guarantor represents and warrants as of the Applicable Time, the Firm Closing Date, and the Optional Closing Date, as the case may be, to, and agrees with, the several Underwriters that:

(1) Good Standing of the Guarantor. The Guarantor has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such failures to be so qualified as would not reasonably be expected to result in a Material Adverse Effect.

(2) Bank Holding Company. The Guarantor is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

(3) Good Standing of Regions Bank. Regions Bank is a duly organized and validly existing Alabama state chartered bank and continues to hold a valid certificate to do business as such.

(4) Subsidiaries. Each significant subsidiary of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly formed and is existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary of the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except in any case in which the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Guarantor has been duly authorized and validly issued and is fully paid and nonassessable (except as provided in statutes pursuant to which depository institutions are subject); and the capital stock of each Significant Subsidiary owned by the Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(5) Compliance with Laws. The Guarantor and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Alabama Department of Banking (the “Department”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the FDIC and the Department, the “Bank Regulatory Authorities”) with jurisdiction over the Guarantor and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material

Adverse Effect. Except to the extent disclosed in the General Disclosure Package, the Guarantor, its Significant Subsidiaries and Morgan Keegan & Company, Inc. are in compliance with all laws administered by the Commission and the Financial Industry Regulatory Authority (“FINRA”), except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect. The deposit accounts of each bank subsidiary of the Guarantor are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Guarantor, threatened. Neither the Guarantor nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any of the Bank Regulatory Authorities, nor have the Guarantor or any of its subsidiaries been advised by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing.

(6) Administrative Trustees. Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Firm Closing Date, the Declaration of Trust will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7) Execution and Delivery of Guarantor Transaction Documents. The Junior Subordinated Notes have been duly authorized by the Guarantor, and, when issued, delivered and paid for at the Firm Closing Date and the Optional Closing Date, as the case may be, as contemplated by the General Disclosure Package, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; each of the Indenture, the Declaration of Trust and the Guarantee Agreement (the Declaration of Trust and the Guarantee Agreement, collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the Junior Subordinated Notes, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, at each Closing Date, each of the Indenture, the Guarantee Agreement and the Declaration of Trust will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Junior Subordinated Notes, the Indenture and the Other Guarantor Transaction Agreements will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(8) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Guarantor.

(9) Statements. The statements set forth in the General Disclosure Package and the Final Prospectus under the captions “The Trust,” “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee of the Trust Preferred Securities,” “Relationship Among Trust Preferred Securities, Junior Subordinated Notes and Guarantee,” and “Replacement Capital Covenant,” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

(10) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Guarantor Transaction Agreements and this Agreement, and the issuance and sale of the Trust Preferred Securities and Junior Subordinated Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Guarantor or any of its Significant Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Guarantor or any of its Significant Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Guarantor or any of its Significant Subsidiaries is a party or by which the Guarantor or any of its Significant Subsidiaries is bound or to which any of the properties of the Guarantor or any of its Significant Subsidiaries is subject, except in the case of clauses (ii) and (iii) above, for any such breach, violation, default or imposition of any lien, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(11) Absence of Existing Defaults and Conflicts. Neither the Guarantor nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(12) Possession of Licenses and Permits. The Guarantor and its Significant Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to conduct their respective businesses now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except those the failure of which to possess or to be in noncompliance with would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Guarantor or any of its Significant Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(13) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or any of its Significant Subsidiaries exists or, to the knowledge of the Guarantor, is imminent that could have a Material Adverse Effect.

(14) Environmental Laws. The Guarantor and its Significant Subsidiaries are to their knowledge (i) in substantial compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received any unresolved notice of any actual or potential liability for the investigation or remediation of any unpermitted disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(15) Absence of Manipulation. The Guarantor has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of the Trust Preferred Securities.

(16) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Guarantor, including its consolidated subsidiaries, is made known to the Guarantor’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Guarantor with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the Guarantor’s most recent fiscal quarter and (C) are effective to perform the functions for which they were established.

The Guarantor has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of the Guarantor (including the Guarantor’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Guarantor’s most recent fiscal year. The management of the Guarantor (including the Guarantor’s Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, the Guarantor’s internal control over financial reporting as of the end of the Guarantor’s most recent fiscal quarter. In addition, not later than the date of the filing with the Commission of the Guarantor’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the audit committee of the board of directors of the Guarantor have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Guarantor’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Guarantor’s internal control over financial reporting. Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (I) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (II) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(17) Financial Statements. The consolidated historical financial statements of (i) the Guarantor and its consolidated subsidiaries included in the General Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition of the Guarantor and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein), and (ii) AmSouth Bancorporation (“AmSouth”) and its consolidated subsidiaries included in the General Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition of AmSouth and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein); and the schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the General Disclosure

Package, the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(18) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, (i) there has been no Material Adverse Effect, and (ii) there has been no material adverse change in the capital stock or long-term indebtedness of the Guarantor and its subsidiaries, taken as a whole.

(19) Investment Company Act. The Guarantor is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(20) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Guarantor that it is considering imposing) any condition (financial or otherwise) on the Guarantor’s retaining any rating assigned to the Guarantor or any securities of the Guarantor or (ii) has indicated to the Guarantor that it is considering any of the actions described in Section 7(c)(ii) hereof.

(21) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters in the manner contemplated herein, in the General Disclosure Package and the Final Prospectus.

(22) Absence of Proceedings. There is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Guarantor, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the Guarantor Transaction Agreements or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to result in a Material Adverse Effect.

(23) Tax Compliance. The Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.

(24) Insurance. The Guarantor and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Guarantor or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Guarantor and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Guarantor or any of its

Significant Subsidiaries in excess of $2,500,000 individually or $15,000,000 in the aggregate under any such policy or instrument as to which any insurance company is denying liability; neither the Guarantor nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Guarantor nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(25) Dividends and Distributions. No subsidiary of the Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated by the General Disclosure Package and the Final Prospectus and applicable banking laws and regulations.

(26) Use of Proceeds. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Guarantor does not intend to use any of the proceeds from the sale of the Junior Subordinated Notes hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(27) AML Compliance. The operations of the Guarantor and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there are no material actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws that are pending or, to the knowledge of the Guarantor, threatened.

(28) Dealings with OFAC Restricted Persons. Neither the Guarantor nor any of its affiliates does business with the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control; the Guarantor is not controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and the proceeds from the offering will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

3. Purchase, Sale and Delivery of Trust Preferred Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, (a) the Guarantor and the Trust agree that the Trust will sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25.00 per Trust Preferred Security, plus accumulated distributions, if any, from the date of the original issuance, the number of Firm Trust Preferred Securities set forth opposite the names of such Underwriters in Schedule A hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Trust Preferred Securities as provided below, the Guarantor and the Trust agree to sell to the several Underwriters, and each of the Underwriters agrees, severally, and not jointly, to purchase from the Trust at a purchase price of $25.00 per Trust Preferred Security, plus accumulated distributions, if any, from the date of the original issuance, that portion of the number of Optional Trust Preferred Securities as to which such election shall have been exercised up to the number of Optional Trust Preferred Securities set forth opposite the names of such Underwriters in Schedule A hereto.

The Trust hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule A hereto on the terms referred to in the first paragraph of this Section 3 for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Trust Preferred Securities. Any such election to purchase Optional Trust Preferred Securities may be exercised by written notice from the Representatives to the Trust, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Trust Preferred Securities to be purchased and the date on which such Optional Trust Preferred Securities are to be delivered, as determined by the Representatives but in no event earlier than the Firm Closing Date or, unless the Representatives and the Trust otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the applicable Closing Date will pay by wire transfer of immediately available funds to Morgan Stanley & Co. Incorporated, for the accounts of the several Underwriters, $0.50 (institutional) per Trust Preferred Security and $0.7875 (retail) per Trust Preferred Security in respect of the Trust Preferred Securities to be delivered by the Trust hereunder on the Firm Closing Date with respect to the Firm Trust Preferred Securities and on the Optional Closing Date with respect to the Optional Trust Preferred Securities.

The Trust will deliver the Firm Trust Preferred Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters through Morgan Stanley & Co. Incorporated in Federal (same day) funds by wire transfer to an account at a bank designated by the Guarantor at the office of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016, at 10:00 A.M., New York time, on April 30, 2008, or at such other time not later than seven full business days thereafter as the Representatives and the Guarantor determine, such time being herein referred to as the “Firm Closing Date”. Delivery with respect to the Optional Trust Preferred Securities, if any, shall be made on the date and at the time given by the Representatives of the Underwriters’ election to purchase the Optional Trust Preferred Securities, or at such other time and date as the Representatives, the Trust and the Guarantor may agree upon in writing (such time and date, if not the Firm Closing Date, is herein called the “Optional Closing Date”, and each such time and date for delivery, including the Firm Closing Date, is herein called a “Closing Date”). For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Trust Preferred Securities sold pursuant to the offering. The Trust Preferred Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Alston & Bird LLP at least 24 hours prior to each Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements. The Trust and the Guarantor agree with the several Underwriters that:

(a) Filing of Prospectuses. The Guarantor has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Guarantor has complied and will comply with Rule 433 with respect to an Issuer Free Writing Prospectus.

(b) Filing of Amendments; Response to Commission Requests. During the period when a prospectus relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Guarantor will promptly notify the Representatives (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Final Prospectus or any amended Final Prospectus shall have been filed, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Guarantor or the Trust of any notification with respect to the suspension of the qualification of any of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Guarantor and the Trust will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Guarantor will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. The Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but not later than 16 months after the date of this Agreement, an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(e) Furnishing of Prospectuses. The Guarantor will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Guarantor will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Guarantor will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. The Guarantor and the Trust, during the period when the Final Prospectus is required to be delivered under the Act by any Underwriter or dealer, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(h) Payment of Expenses. The Guarantor will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to, any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Securities, fees and expenses in connection with listing the Trust Preferred Securities on the New York Stock Exchange (the “NYSE”), costs and expenses related to the review by FINRA of the Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the Guarantor’s officers and employees and any other expenses of the Guarantor including the chartering of airplanes, fees and expenses in connection with the registration of the Securities under the Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that, except as provided in this paragraph, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(i) Use of Proceeds. The Guarantor and the Trust will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Guarantor does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Guarantor to facilitate the sale or resale of the Securities.

(k) Restriction on Sale of Trust Preferred Securities. The Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to trust preferred securities, any other beneficial interests in the assets of the Trust or any junior subordinated notes, any securities (including any security issue made by another trust or special purpose vehicle) that are substantially similar to the Trust Preferred Securities, the Junior Subordinated Notes, the Guarantee, or any securities that are convertible into or exchangeable for or that represent the right to redeem any such substantially similar securities of either the Trust, a similar trust or the Guarantor, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof through and including the Closing Date.

(l) Guarantee. The Guarantor will issue the Guarantee concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Guarantor and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the Guarantor and the

Representatives shall be deemed to have been given with respect to any Issuer Free Writing Prospectus specified on Schedule B hereto. Any such free writing prospectus consented to by the Guarantor and Morgan Stanley & Co. Incorporated is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Guarantor represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Guarantor will prepare a final term sheet relating to the Trust Preferred Securities and Junior Subordinated Notes, containing only information that describes the final terms of such securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Trust Preferred Securities and Junior Subordinated Notes. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Trust Preferred Securities on the Firm Closing Date, and the Optional Trust Preferred Securities on an Optional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties of the Guarantor and the Trust herein (as though made on such Closing Date), to the accuracy of the statements of Guarantor officers made pursuant to the provisions hereof, to the performance by the Guarantor and the Trust of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) Filing of Prospectus. The Final Prospectus and any other material required to be filed by the Guarantor or the Trust shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Guarantor or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Guarantor and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Trust Preferred Securities; (ii) any downgrading in the rating of any debt securities of the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Guarantor has been placed on negative outlook; (iii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Trust Preferred Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any material disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities.

(d) Opinion of Counsel for Guarantor. At each Closing Date, the Representatives shall have received an opinion and letter, each dated as of such Closing Date, of Sullivan & Cromwell LLP, counsel for the Guarantor, substantially in the form attached hereto as Annex A-1 and Annex A-2.

(e) Opinion of Internal Counsel to the Guarantor. The Guarantor shall have requested and caused Carl L. Gorday, the Assistant General Counsel of the Guarantor, to deliver an opinion substantially in the form attached hereto as Annex B.

(f) Opinion of Special Delaware Counsel to the Guarantor and Trust. At each Closing Date, the Representatives shall have received an opinion, dated as of such Closing Date, of Richards, Layton & Finger, P.A., Special Delaware Counsel to the Guarantor and Trust, substantially in the form attached hereto as Annex C.

(g) Opinion of Counsel for Underwriters. At each Closing Date, the Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated as of such Closing Date, with respect to such matters as the Representatives may require, and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. At each Closing Date, the Representatives shall have received a certificate, dated as of such Closing Date, of an authorized officer of the Guarantor and a principal financial or accounting officer of the Guarantor in which such officers shall state that such officers have carefully examined the Registration Statement, the General Disclosure Package, the Final Prospectus and this Agreement and that to the best of their knowledge, after reasonable investigation: the representations and warranties of the Guarantor and the Trust in this Agreement are true and correct on as of the Applicable Time and such Closing Date as though made on and as of such dates; the Guarantor and the Trust have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; and, subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Guarantor and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package, the Final Prospectus or as described in such certificate.

(i) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms and arrangements.

(j) Ratings. On or after the Applicable Time, the Trust Preferred Securities shall have been accorded a rating of not less than “BBB+” by Standard & Poor’s Ratings Service, not less than “A3” by Moody’s Investors Service, Inc. and not less than “A” by Fitch Ratings.

(k) Listing. The Trust Preferred Securities shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Applicable Time

(l) The Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Guarantor and the Trust will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Guarantor or the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Guarantor and the Trust. Each Underwriter will severally and not jointly indemnify and hold harmless the Guarantor and the Trust, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Guarantor by such Underwriter through the Representatives specifically for use therein, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the 5th, 6th and 7th paragraphs concerning the terms of the offering by the Underwriters and the 9th, 10th and 11 th paragraphs concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Trust on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor or the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Guarantor or the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Guarantor or the Trust bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Guarantor and the Trust on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Trust Preferred Securities hereunder on a Closing Date and the aggregate principal amount of the Trust Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Trust Preferred Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Guarantor for the purchase of such Trust Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Trust Preferred Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Trust Preferred Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Trust Preferred Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Guarantor for the purchase of such Trust Preferred Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Guarantor, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Guarantor and the Trust or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Guarantor and the Trust or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Trust Preferred Securities. If the purchase of the Trust Preferred Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Guarantor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Trust Preferred Securities, and the respective obligations of the Guarantor and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Trust Preferred Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at (i) Morgan Stanley & Co.

Incorporated, 1585 Broadway, New York, New York 10036, Morgan Keegan & Company, Inc., 50 North Front Street, 16th Floor, Memphis, Tennessee 38103, Attention: Debt Capital Markets, Citigroup Global Markets, Inc., 388 Greenwich Street, New York, New York 10013, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080 or, (2) if sent to the Guarantor or the Trust, will be mailed, delivered or telegraphed and confirmed to it at Regions Financial Corporation, 1900 Fifth Avenue North, Birmingham, Alabama 35203, Attention: General Counsel’s office; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Guarantor and the Trust acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Trust Preferred Securities and that no fiduciary, advisory or agency relationship between the Guarantor and the Trust , on the one hand, and the Representatives, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Guarantor on other matters;

(b) Arms’ Length Negotiations. The price of the Trust Preferred Securities set forth in this Agreement was established by the Guarantor and the Trust following discussions and arms-length negotiations with the Representatives and the Guarantor and the Trust are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Guarantor and the Trust have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Guarantor and the Trust and that the Representatives have no obligation to disclose such interests and transactions to the Guarantor and the Trust by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Guarantor and the Trust waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Guarantor and the Trust in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Guarantor and the Trust, including stockholders, employees or creditors of each.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Guarantor one of the counterparts hereof, whereupon it will become a binding agreement among the Trust, Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

REGIONS FINANCING TRUST III

By:	Regions Financial Corporation, as Depositor

By:	/s/ M. List Underwood, Jr.
Name:	M. List Underwood, Jr.
Title:	Executive Vice President

REGIONS FINANCIAL CORPORATION

By:	/s/ M. List Underwood, Jr.
Name:	M. List Underwood, Jr.
Title:	Executive Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED		CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Yurij Slyz	By:	/s/ Chandru Harjani
Name:	Yurij Slyz	Name:	Chandru Harjani
Title:	Vice President	Title:	Vice President

MORGAN KEEGAN & COMPANY, INC.		MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brian Mellone	By:	/s/ Jason Braunstein
Name:	Brian Mellone	Name:	Jason Braunstein
Title:	Managing Director	Title:	Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Trust Preferred Securities to be Purchased	Maximum Number of Optional Trust Preferred Securities that can be Purchased
Morgan Stanley & Co. Incorporated	1,802,400	270,360
Morgan Keegan & Company, Inc.	1,200,000	270,360
Citigroup Global Markets Inc.	1,802,400	270,360
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,802,400	180,000
UBS Securities LLC	1,802,400	270,360
Wachovia Capital Markets, LLC	1,802,400	270,360
Deutsche Bank Securities Inc.	120,000	18,000
RBC Capital Markets Corporation	120,000	18,000
The Williams Capital Group, L.P.	120,000	18,000
Barclays Capital Inc.	63,000	9,450
Charles Schwab & Co., Inc	63,000	9,450
Fidelity Capital Markets	63,000	9,450
HSBC Securities (USA) Inc.	63,000	9,450
Janney Montgomery Scott LLC	63,000	9,450
Lehman Brothers Inc.	63,000	9,450
Oppenheimer & Co. Inc.	63,000	9,450
Pershing LLC	63,000	9,450
Raymond James & Associates, Inc.	63,000	9,450
Robert W. Baird & Co. Incorporated	63,000	9,450
Stifel, Nicolaus & Company, Incorporated	63,000	9,450
Wells Fargo Securities, LLC	63,000	9,450
BB&T Capital Markets.	21,000	3,150
Boenning & Scattergood, Inc.	21,000	3,150
Butler, Wick & Co., Inc.	21,000	3,150
C. L. King & Associates, Inc.	21,000	3,150
City Securities Corporation	21,000	3,150
Crews & Associates, Inc.	21,000	3,150
D.A. Davidson & Co.	21,000	3,150
Davenport & Company LLC	21,000	3,150
E* Trade Securities Inc.	21,000	3,150
Ferris, Baker, Watts Inc.	21,000	3,150
Fifth Third Securities, Inc.	21,000	3,150
Fixed Income Securities, LP	21,000	3,150
H&R Block Financial Advisors, Inc.	21,000	3,150
J.J.B. Hilliard, W.L. Lyons, Inc.	21,000	3,150
Jeffries & Co.	21,000	3,150
Keefe, Bruyette & Woods, Inc.	21,000	3,150
KeyBanc Capital Markets.	21,000	3,150
McGinn, Smith & Co. Inc.	21,000	3,150
Mesirow Financial, Inc.	21,000	3,150
NatCity Investments, Ins.	21,000	3,150
Piper Jaffray & Co.	21,000	3,150

Underwriter	Number of Firm Trust Preferred Securities to be Purchased	Maximum Number of Optional Trust Preferred Securities that can be Purchased
Sanders Morris Harris Inc.	21,000	3,150
Southwest Securities Inc.	21,000	3,150
Sterne, Agee & Leach, Inc.	21,000	3,150
Stone & Youngberg LLC	21,000	3,150
SunTrust Capital Markets, Inc.	21,000	3,150
Synovus Securities, Inc.	21,000	3,150
TD Waterhouse Investor Services, Inc.	21,000	3,150
Vining-Sparks IBG, Limited Partnership	21,000	3,150
Wedbush Morgan Securities Inc.	21,000	3,150
William Blair & Company, L.L.C.	21,000	3,150
Ziegler Capital Markets Group	21,000	3,150
Total	12,000,000	1,800,000

SCHEDULE B

1. General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1. Final term sheet, dated April 25, 2008, a copy of which is attached hereto.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

REGIONS FINANCIAL CORPORATION/REGIONS FINANCING TRUST III

April 25, 2008

FINAL TERM SHEET

Regions Financing Trust III

$300,000,000 8.875% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed, on a subordinated basis, as described in the prospectus supplement, by

Regions Financial Corporation

Issuer:	Regions Financing Trust III (the “Trust”), a Delaware statutory trust, the sole asset of which will be the 8.875% Junior Subordinated Notes due 2078 (the “JSNs”) issued by Regions Financial Corporation (“Regions”).

Guarantor:	Regions Financial Corporation

Title of Security:	8.875% Trust Preferred Securities

Aggregate Liquidation Amount:	$300,000,000 (12,000,000 Trust Preferred Securities, which, together with the $10,000 of Trust common securities to be purchased by Regions, correspond to $300,010,000 initial principal amount of the JSNs).

Overallotment Option:	To the extent that the underwriters sell more than 12,000,000 Trust Preferred Securities, the underwriters have the option to purchase up to 1,800,000 additional Trust Preferred Securities (corresponding to $45,000,000 principal amount of additional JSNs) within 30 days of the date of the prospectus supplement.

Scheduled Maturity Date:	June 15, 2048

Distributions:	8.875% per annum, paid quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning June 15, 2008

Final Repayment Date:	June 15, 2078

Replacement Capital Covenant:	Any redemption, repayment or purchase of JSNs by Regions or its subsidiaries will be subject to a replacement capital covenant until June 15, 2058 or the earlier termination of the covenant.

Optional Redemption:	Regions may elect to redeem any or all of the JSNs at any time on or after June 15, 2013 at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. In addition, Regions may elect to redeem all, but not less than all, of the JSNs at any time prior to June 15, 2013 at (i) 100% of their principal amount, plus accrued and unpaid interest through the date of redemption, if certain changes occur relating to the capital treatment of the Trust Preferred Securities, investment company laws or tax laws or (ii) a make-whole redemption price, as defined below, if certain changes occur relating to the rating agency treatment of the Trust Preferred Securities.

Make-Whole Redemption Price:	(x) 100% of the principal amount of the JSNs being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from June 15, 2013) and interest that would have been payable to and including June 15, 2013 (discounted from their respective interest payment dates) on the JSNs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, plus in each case accrued and unpaid interest to the redemption date.

Day Count:	30/360

Price to Public:	$25 per Trust Preferred Security

Underwriting Commissions:	Retail: $0.7875 per Trust Preferred Security / Institutional: $0.50 per Trust Preferred Security

Expected Net Proceeds to Regions from the Offering:	$289,430,500 after expenses and underwriting commissions.

Trade Date:	April 25, 2008

Settlement Date:	April 30, 2008 (T+3)

CUSIP / ISIN:	7591EM 107 / US7591EM1073

Expected Listing:	NYSE under the symbol “RF PrZ”

Expected Ratings:	A3 by Moody’s Investors Services, BBB+ by Standard & Poor’s, A by Fitch, A by DBRS. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Sole Structuring Agent and Joint Bookrunner:	Morgan Stanley & Co. Incorporated

Joint Bookrunners:	Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Keegan & Company, Inc.

Senior Co-Managers:	UBS Securities LLC
Wachovia Capital Markets, LLC

Junior Co-Managers:	Deutsche Bank Securities Inc.
RBC Capital Markets Corporation
The Williams Capital Group, L.P.

Regions Financing Trust III and Regions Financial Corporation have filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Regions Financing Trust III and Regions Financial Corporation have filed with the SEC for more complete information about Regions Financing Trust III and Regions Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling Morgan Stanley & Co. Incorporated at (866) 718-1649, Morgan Keegan & Company, Inc. at (800) 564-1382, Citigroup Global Markets Inc. at (877) 858-5407, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (866) 500-5408.

2

SCHEDULE C

Comfort Letter

Pursuant to Section 7(a) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the meaning of the Act and the rules and regulations applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Guarantor’s Quarterly Report(s) on Form 10-Q covering periods after the latest full fiscal year and incorporated by reference into the General Disclosure Package as indicated in their reports thereon, copies of which have been furnished to the Underwriters; and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the General Disclosure Package and/or included or incorporated by reference in Item 6 of the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor’s Annual Reports on Form 10-K for such fiscal years;

(v) They have compared the information in the General Disclosure Package under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the General

Disclosure Package, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)(i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Guarantor’s Quarterly Reports on Form 10-Q incorporated by reference in the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Guarantor’s Quarterly Report(s) on Form 10-Q incorporated by reference in the General Disclosure Package for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the General Disclosure Package do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the General Disclosure Package but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the General Disclosure Package and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any change in the consolidated capital stock, increase in consolidated long-term debt or decrease in the consolidated allowance for loan losses, decreases in interest-bearing deposits, non-interest bearing deposits, total deposits or stockholders’ equity, or in other items specified by the Representative, or any increases in long-term borrowings, or in other items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the General Disclosure Package, except in each case for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the General Disclosure Package to the specified date referred to in clause (E) there were any decreases in consolidated net interest income, net interest income or net income, total or per share income before extraordinary items, any increase in the consolidated provision for loan losses, or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

(vii) In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the General Disclosure Package and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the General Disclosure Package (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative or in documents incorporated by reference in the General Disclosure Package specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

ANNEX A-1

[Form of S&C Letter]

•, 2008

Morgan Stanley & Co. Incorporated,

Morgan Keegan & Company, Inc.,

Citigroup Global Markets Inc.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

As Representatives of the Several Underwriters,

c/o Morgan Stanley & Co. Incorporated,

1585 Broadway,

New York, New York 10036.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of • •% Trust Preferred Securities, liquidation amount $25 per security (the “Securities”), of Regions Financing Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), and the related guarantee thereof by Regions Financial Corporation, a Delaware corporation (the “Company”), which is the depositor of the Trust and the guarantor under the Guarantee Agreement referred to below.

The Registration Statement relating to the Securities and the Company’s 8.875% Junior Subordinated Notes due 2078 (the “JSNs”) (File No. 333-142839) (the “Registration Statement”) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, documents incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated May 11, 2007 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated April 25, 2008 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement, dated April 23, 2008 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated April 25, 2008 (the “Final Term Sheet”) and filed with the Commission pursuant to Rule 433 under the Securities Act (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement and participated in discussions with your representatives and those of the Trust and the Company and the Company’s accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and the Trust and the Company’s accountants concerning certain matters relating to the Company and the Trust and reviewed certificates of certain officers of the Company and the administrative trustees of the Trust, an opinion addressed to you from the Trust’s counsel and a letter addressed to you from the Company’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement and insofar as it relates to the offering of the Securities, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 3:20 p.m. on April 25, 2008 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except for those made under the captions “The Trust,” “Description of the Junior Subordinated Notes,” “Description of the Trust Preferred Securities,” “Description of the Guarantee of the Trust Preferred Securities,” “Relationship Among Trust Preferred Securities, Junior Subordinated Notes and Guarantee,” “Replacement Capital Covenant,” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of the Amended and Restated Declaration of Trust, the Indenture, the Guarantee Agreement, the Replacement Capital Covenant and the Underwriting Agreement therein described and under the captions “Certain United States Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they relate to provisions of the United States federal tax law and the U.S. Employee Retirement Income Security Act of 1974 therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the auditor’s report on the effectiveness of internal control over financial reporting, as included in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statements of the eligibility of the respective Trustees under the Amended and Restated Declaration of Trust, the Indenture and the Guarantee Agreement under which the Securities and the JSNs are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities or the JSNs and may not be used in furtherance of any offer or sale of the Securities or the JSNs.

Very truly yours,

ANNEX A-2

[Form of S&C Opinion]

•, 2008

Morgan Stanley & Co. Incorporated,

Morgan Keegan & Company, Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the Several Underwriters,

c/o Morgan Stanley & Co. Incorporated,

1585 Broadway,

New York, New York 10036.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule A to the Underwriting Agreement, dated April 25, 2008 (the “Underwriting Agreement”), among Regions Financing Trust III, a statutory trust created under the laws of the State of Delaware (the “Trust”), Regions Financial Corporation, a Delaware corporation (the “Company”), as depositor of the Trust and as guarantor under the Guarantee Agreement referred to below, and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of • of the Trust’s •% Trust Preferred Securities, liquidation amount $25 per security (the “Securities”), issued pursuant to the Amended and Restated Declaration of Trust, dated as of April 30, 2008 (the “Trust Agreement”), of the Trust, we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. Each of (i) the Trust Agreement, (ii) the Guarantee Agreement, dated as of April 30, 2008 (the “Guarantee Agreement”), between the Company and Deutsche Bank Trust Company Americas, as guarantee trustee, and (iii) the Subordinated Indenture, dated as of May 15, 2002, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”), as amended and supplemented by the Fourth Supplemental Indenture, dated as of April 30, 2008, between the Company and the Indenture Trustee (together, the “Indenture”), has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939.

3. The Company’s 8.875% Junior Subordinated Notes due 2078 (the “JSNs”) have been duly authorized, executed, authenticated, issued and delivered; and the Guarantee Agreement, the Indenture and the JSNs constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for (i) the issuance, sale and delivery of the Securities by the Trust to the Underwriters and (ii) the issuance, sale and delivery of the JSNs by the Company to the Trust have been obtained or made.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. Neither the Company nor the Trust is or, after giving effect to the offering and sale of the JSNs and the Securities and the application of the proceeds thereof as described in the Prospectus Supplement, dated April 25, 2008, relating to the JSNs and the Securities, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940, as amended.

As contemplated by the qualifications set forth in paragraph (3) above, in rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that each of the Trust Agreement, the Guarantee Agreement and the Indenture has been duly authorized, executed and delivered by each party thereto other than the Company, that the JSNs conform to the specimen thereof examined by us, that the Indenture Trustee’s certificate of authentication of the JSNs has been manually signed by one of the Indenture Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

ANNEX B

[Form of Opinion of Regions Internal Counsel]

•, 2008

Morgan Keegan & Company, Inc.

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the Several Underwriters on Schedule I

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:	Regions Financial Corporation

Ladies and Gentlemen:

I am the Assistant General Counsel of Regions Financial Corporation (the “Company”), a Delaware corporation, and as such, have served as counsel for the Company and Regions Financing Trust III, a Delaware statutory trust (the “Trust”), in connection with the issuance and sale of the Trust’s •% Trust Preferred Securities (the “Issuance”). This opinion is rendered pursuant to that certain Underwriting Agreement dated April 25, 2008 by and among the Company, the Trust and you (the “Agreement”), as representative of the Underwriters named on Schedule A thereto. Capitalized terms used but not defined herein shall have the meaning given them in the Agreement.

For the purposes of this opinion, I am familiar with and have examined the Agreement, the Restated Certificate of Incorporation and Bylaws of the Company and such corporate records and other documents and have made such examinations of law as I have deemed relevant. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy of representations contained in reviewed documents, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

Based on the foregoing, and subject to the qualifications herein set forth, I am of the opinion that:

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company has the corporate power and authority to authorize, issue and sell the Junior Subordinated Notes, and to issue the Guarantee.

(ii)	The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

(iii)	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect).

(iv)	Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or bank, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors qualifying shares and as otherwise set forth in the General Disclosure Package and the Final Prospectus), are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(v)	To the best of my knowledge and other than as set forth in the General Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries or the Trust is a party or of which any property of the Company or any of its Significant Subsidiaries or the Trust is the subject which is reasonably likely to be adversely determined against the Company or any of its subsidiaries or the Trust and, if determined adversely to the Company or any of its subsidiaries or the Trust, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole or of the Trust; and, to the best of my knowledge, no such proceedings are threatened by governmental authorities.

(vi)	The documents incorporated by reference in the General Disclosure Package and the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(vii)	To the best of my knowledge, there is no amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Statutory Prospectus or the Final Prospectus which are not filed or incorporated by reference or described as required; to the best of my knowledge, the statements in the Registration Statement, General Disclosure Package and the Final Prospectus relating to legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown.

(viii)

The execution and delivery of the Agreement, the Declaration of Trust, the Indenture and the Guarantee Agreement, the issuance and sale of the Junior Subordinated Notes, the Trust Preferred Securities and the Trust Common Securities and the consummation of the transactions and performance of the obligations therein contemplated will not result in a breach or violation, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust, or any Significant Subsidiary of the Company pursuant to (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company, the Trust, or any Significant Subsidiary of the

Company is a party or by which the Company, the Trust, or any Significant Subsidiary is bound or to which any of the property or assets of the Company, the Trust, or any Significant Subsidiary of the Company is subject, (B) the Restated Certificate of Incorporation, as amended, or By-laws of the Company or the organizational documents of the Trust or any Significant Subsidiary of the Company, or (C) any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over which the Company, the Trust or any Significant Subsidiary of the Company or any of their properties, except in the case of (A) and (C), such violations or default would either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), reasonably be expected to result in a Material Adverse Effect.

(ix)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Trust Preferred Securities or the Junior Subordinated Notes or the consummation by the Company and the Trust of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, or registrations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

The qualification of any opinion or statement herein by the use of the words “to the best of my knowledge” or “known to me” means that, during the course of my employment in connection with the affairs of the Company and with respect to the Issuance, no information has come to my attention that gives me actual knowledge of the existence or absence of the matters, actions, proceedings, orders, items, indentures, agreements, documents or facts so qualified. However, I have not undertaken any independent investigation or inquiry to determine the existence of such matters, actions, proceedings, orders, items, indentures, agreements, documents or facts, other than such investigation or inquiry of the other attorneys in the legal department of the Company that I have deemed necessary or appropriate to render the forgoing opinions, and no inference as to my knowledge thereof shall be drawn from the fact of my employment by any entity. As used in this paragraph, the term “actual knowledge” means conscious awareness.

I am licensed to practice law only in the State of Alabama, and accordingly, I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the States of Alabama and Delaware and the United States of America.

In rendering the foregoing opinions, I have relied in respect of matters of fact upon certificates of officers of the Company or its Significant Subsidiaries, with respect to which I believe that both the Company and the Underwriters are justified in relying upon such certificates.

This opinion is intended solely for your use as Underwriters. As such, it may not be relied upon by any other person or for any other purpose than for the legal conclusions expressed herein.

Very truly yours,

ANNEX C

(i) The Trust has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to own its property and conduct its business, all as described in the General Disclosure Package;

(iii) The provisions of the Declaration of Trust, including the terms of the Trust Preferred Securities, are permitted under the Delaware Statutory Trust Act and the Declaration of Trust constitutes a valid and binding obligation of the Guarantor and the Trustees, enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of Trust of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) Under the Delaware Statutory Trust Act and the Declaration of Trust, the Trust has the trust power and authority to (x) execute and deliver this Agreement and the Expense Agreement and to perform its obligations under this Agreement and the Expense Agreement, and (y) issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities;

(v) Under the Delaware Statutory Trust Act and the Declaration of Trust, (A) the execution and delivery by the Trust of this Agreement and the Expense Agreement and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (B) the Guarantor is authorized to execute and deliver this Agreement on behalf of the Trust;

(vi) Under the Delaware Statutory Trust Act, the form of certificate attached to the Declaration of Trust to represent the Trust Preferred Securities is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Declaration of Trust and, when delivered to and paid for by the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and non-assessable beneficial interests in the Trust. The holders of the Trust Preferred Securities are entitled to the benefits provided by the Declaration of Trust (subject to the terms of the Declaration of Trust); and the holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of the Trust Preferred Securities and of the Trust Common Securities may be obligated, pursuant to the Declaration of Trust, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Trust Preferred Security certificates and the issuance of replacement of Trust Preferred Security certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration of Trust) to exercise its rights and remedies under the Declaration of Trust;

(vii) The Trust Common Securities have been duly authorized by the Declaration of Trust and when issued and delivered by the Trust to the Guarantor against payment therefor described in the Declaration of Trust, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust. The Guarantor, as holder of the Trust Common Securities, will be entitled to the benefits of the Declaration of Trust;

(viii) Under the Delaware Statutory Trust Act and the Declaration of Trust, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of the Trust Preferred Securities and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Expense Agreement, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Declaration of Trust, or (B) any applicable Delaware law or administrative regulation;

(x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Preferred Securities and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement or the Expense Agreement. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Trust Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.